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                                                                    Exhibit 3.22

                            ARTICLES OF ORGANIZATION

     The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1) The name of the Limited Liability Company is: King Farm Neighborhoods, LLC

(2) The purpose for which the Limited Liability Company is filed is as follows:
To engage in the development and sale of residential homes

(3) The address of the Limited Liability Company in Maryland is c/o Mark W. Shupe, Esquire, Dunie, Burke & Feld, 4610 Elm Street, Bethesda, MD 20814

(4) The resident agent of the Limited Liability Company in Maryland is THE CORPORATION TRUST - Incorporated whose address is 300 East Lombard Street, Baltimore, Maryland 21202

                                        THE CORPORATION TRUST INCORPORATED


(5) /s/ Richard N. Gale                 (6) /s/
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    Richard N. Gale.                        Resident Agent


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         Authorized Person(s)

RETURN TO:

(7)

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